UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 12, 2016

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 12, 2016, School Specialty, Inc. (the “Company”) entered into employment agreements with Todd Shaw, the Company’s Executive Vice President–Operations, and Kevin Baehler, the Company’s Senior Vice President & Chief Accounting Officer.  Details of the employment agreements are as follows:

Shaw Agreement. The employment agreement with Mr. Shaw provides that Mr. Shaw will continue to serve as the Company’s Executive Vice President–Operations. The terms of Mr. Shaw’s employment under the employment agreement include:

•	An annual base salary of $275,000;

•

Eligibility for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time, with an annual target cash bonus opportunity equal to 75% of his base salary, prorated for partial years of service, and subject to annual review by the Board or compensation committee;

•	Rights and obligations of the Company and Mr. Shaw upon a voluntary or involuntary termination of his employment, as specified in the employment agreement; and

•	Obligations of Mr. Shaw to comply with confidentiality, non-competition and non-solicitation restrictions during the term of his employment and for a specified period of time thereafter.

Baehler Agreement. The employment agreement with Mr. Baehler provides that Mr. Baehler will continue to serve as the Company’s Senior Vice President & Chief Accounting Officer. The terms of Mr. Baehler’s employment under the employment agreement include:

•	An annual base salary of $250,000;

•

Eligibility for participation in the Company’s annual incentive bonus plans offered by the Company to its senior executives from time to time, with an annual target cash bonus opportunity equal to 50% of his base salary, prorated for partial years of service, and subject to annual review by the Board or compensation committee;

•	Rights and obligations of the Company and Mr. Baehler upon a voluntary or involuntary termination of his employment, as specified in the employment agreement; and

•	Obligations of Mr. Baehler to comply with confidentiality, non-competition and non-solicitation restrictions during the term of his employment and for a specified period of time thereafter.

The foregoing descriptions of the employment agreements do not purport to be complete and are qualified in their entirety by reference to the employment agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between School Specialty, Inc. and Todd Shaw, dated as of October 12, 2016.

10.2	Employment Agreement between School Specialty, Inc. and Kevin Baehler, dated as of October 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: October 17, 2016	By: /s/ Kevin Baehler
Kevin Baehler Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between School Specialty, Inc. and Todd Shaw, dated as of October 12, 2016.

10.2	Employment Agreement between School Specialty, Inc. and Kevin Baehler, dated as of October 12, 2016.

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